EXHIBIT 10.1

Weyland Tech  Inc. and Aurum Digital, Inc.

SOFTWARE LICENSE AGREEMENT

March 9, 2016

Weyland Tech Inc., a Delaware corporation, ( “ Weyland Tech ” ) and Aurum Digital, Inc., a corporation organized and existing under the laws of the State of Nevada, ( “Aurum Digital” ) have agreed to establish this SOFTWARE LICENSE AGREEMENT in order to provide Aurum Digital with exclusive rights to deploy, utilize, and market Weyland Tech's CreateApp platform (hereinafter "the Technology").

Weyland Tech owns and/or has rights to certain computer software programs, known collectively as the CreateApp Platform ( “ the Technology ” ) that are useful in creating, managing and coordinating mobile commerce ("m-commerce") channels and transactions.

1.     SCOPE OF LICENSE

1.1 LICENSE GRANT.  License to Weyland Tech ’ s Technology:

1.1a Weyland Tech grants Aurum Digital a two (2) year Sole and Exclusive License for the CreateApp Label, with an additional two (2) year option to deploy, utilize, market and sell the Technology.  Aurum Digital will remain the only source that can sell the CreateApp Label in the TERRITORY during this exclusive license.

1.1b Weyland Tech grants Aurum Digital a two (2) year Non-Exclusive License, renewable at mutual agreement, to deploy, utilize, market and sell the CreateApp platform under a 'white-label' basis.

1.2 TERRITORY.  The Territory of the license shall be the Americas, covering North, Central and South Americas with the exception of those territories within the United States which Weyland Tech has already entered into licensing agreements, prior to March 9, 2016, for which Aurum is then granted non-exclusive licensing rights.

1.3 ASSIGNMENT. Aurum Digital will not have the right to assign the License to any other party without written consent from Weyland Tech.

2.     APPOINTMENT AS SOLE AND EXCLUSIVE LICENSEE.

2.1 APPOINTMENT.  Weyland Tech hereby appoints Aurum Digital effective during the License Term, as Weyland Tech's distributor of the Technology for use in the TERRITORY. The appointment shall be for a Sole and Exclusive License.

2.2 LICENSE FEES AND REQUIREMENTS.  In return for the Sole and Exclusive License granted above, Aurum Digital agrees to provide the following to Weyland Tech:

(a) Aurum Digital will pay Weyland Tech a US$20 monthly fee per active subscription of the Technology, branded as CreateApp, that is deployed by Aurum Digital in the TERRITORY.

(b) Aurum Digital will pay Weyland Tech a US$15 monthly fee per active subscription of the Technology, under the white-label basis, that is deployed by Aurum Digital in the TERRITORY.

(b) Aurum Digital has the discretion to resell and/or mass distribute the Technology at prices Aurum Digital deems to be acceptable by the market in the TERRITORY)

3.       MARKETING AND SUPPORT OBLIGATIONS

3.1 Aurum Digital MARKETING AND SALES EFFORTS. Aurum Digital shall use best efforts to promote and market the Technology in order to maximize the licensing and distribution of the Technology. Such marketing efforts shall include, without limitation: establishment of a marketing and sales team dedicated exclusively to promoting and distributing the Technology; advertising the Technology in a commercially appropriate and reasonable manner; and promoting the Technology at seminars, trade shows and conferences. Aurum Digital agrees further that its marketing and advertising efforts with respect to the Technology will be of the highest quality, and shall preserve the professional image and reputation of Weyland Tech and the Technology.

4.       PREPARATION OF LOCALIZED VERSIONS

4.1 WEBSITE PREPARATION AND MAINTENANCE. Aurum Digital, supported by Weyland Tech through its wholly owned Singapore subsidiary, shall be responsible for the creation, localization, updating and maintenance of websites used to market and sell the Technology including but not limited to: createapp.com, createappamericas.com. Weyland Tech will also be responsible to prepare Localized Versions of the Technology and of any new version thereof in accordance with a schedule to be agreed upon for each such new version.

5.       INSTALLATION, TRAINING, TECHNICAL SUPPORT AND MAINTENANCE

5.1 INSTALLATION AND TRAINING. Aurum Digital shall be responsible for conducting all activities required to install the Technology at Resellers and End-Users and for providing training to the Resellers and End-Users. Aurum Digital shall also conduct the training related activities for such Resellers and End-Users, at such Resellers and End-Users' request, and charge a reasonable fee to such Resellers and End-Users for such training. All such installation and training shall be conducted with the highest level of professionalism and quality.

5.2 TECHNICAL SUPPORT AND MAINTENANCE. Aurum Digital shall be responsible for providing Technical Support with respect to technical questions, support problems, and Error evaluation and correction to all Resellers and End-Users of the Technology who have entered into the Software Maintenance Agreement with Aurum Digital.

5.3 SOFTWARE MAINTENANCE AND SUPPORT SERVICES. Software Maintenance and Support Services shall be provided under Aurum Digital's Software Maintenance and Support Services policies in effect on the date the Software Maintenance and Support Services is ordered. Aurum Digital is hereby authorized to distribute any and all Error corrections and Updates to all of its Resellers and End-Users customers and sub-licensees.

6.       WARRANTIES

6.1 Aurum Digital WARRANTY. Aurum Digital warrants that it maintains the facilities, resources and experienced personnel necessary to market and distribute Technology and to perform the necessary installation, training and maintenance services related to such Technology and otherwise to fulfill its obligations under this Agreement and that it is not precluded by any existing arrangement, contractual or otherwise, from entering into this Agreement.

6.2 WEYLAND TECH  FINANCIAL INDEMNITY. Aurum Digital will indemnify Weyland Tech for, and hold Weyland Tech harmless from, any loss, expense, damages, claims, demands, or liability arising from any claim, suit, action or demand resulting from: (a) the negligence, error, omission or willful misconduct of Aurum Digital or its representatives or sub-licensees; (b) the breach of any terms of this Agreement; or (c) Aurum Digital's non- compliance with applicable laws and regulations.

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6.3 WEYLAND TECH  WARRANTY. Weyland Tech warrants and covenants that it has and will during the License Term take all actions reasonably necessary and appropriate to maintain the right to grant Aurum Digital to use, reproduce, or sublicense the Technology under this Agreement.

7.       COVENANTS AND RESTRICTIONS REGARDING THE TECHNOLOGY

7.1 PROHIBITION ON DECOMPILING. Aurum Digital acknowledges that the Technology contains the valuable information of Weyland Tech and Aurum Digital agrees not to cause or permit, through gross negligence, the modification, reverse engineering, translation, disassembly, or decompilation of, or otherwise to attempt to derive the source code of the Technology, whether in whole or in part.

7.2 PROPRIETARY NOTICES. In order to protect Weyland Tech's copyright and other ownership interests in the Technology, Aurum Digital agrees that as a condition of its rights hereunder, each copy of the Technology and related documentation reproduced by or on behalf of Aurum Digital shall contain the same proprietary notices on the media, within the code and on the Documentation which appear on the media or within the code of the Technology or on the Documentation delivered by Weyland Tech to Aurum Digital.

8.       SOURCE CODE.

8.1 SOURCE CODE TRANSFER. Weyland Tech will not be transfer source code of the User Programs and Server Programs to the control of Aurum Digital.

9.       OWNERSHIP AND PROPRIETARY RIGHTS.

9.1 OWNERSHIP. Weyland Tech shall retain all title, copyright and other proprietary rights in and to the Technology. Aurum Digital does not acquire any rights, express or implied, in the Technology, other than those specified in this Agreement. In the event that Aurum Digital makes suggestions to Weyland Tech regarding new features, functionality or performance that Aurum Digital adopts for the Technology, such new features, functionality or performance shall become the sole and exclusive property of Aurum Digital.

9.2 AURUM DIGITAL'S RIGHTS IN FUTURE DEVELOPMENT WORKS. Weyland Tech agrees and hereby assigns all right, title and interest in any derivative works including enhancements, new software modules or product options (collectively such future versions of the Technology and any derivative works including enhancements, new software modules or product options shall be referred to as "Future Development Work(s)").

10.       MISCELLANEOUS.

10.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of HKSAR Hong Kong. This Agreement is prepared and executed in the English language only and any translation of this Agreement into any other language shall have no effect.

10.2 ATTORNEYS FEES. In the event any proceeding or lawsuit is brought by Weyland Tech or Aurum Digital in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

10.3 ARBITRATION. Choice of Forum and Venue. Each party to this Agreement shall have the right to have recourse to and shall be bound by the pre-arbitral referee procedure of the International Chamber of Commerce in accordance with its Rules for a Pre-Arbitral Referee Procedure.  All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with the said Rules.  The parties further agree that the language to be used for any pre-arbitral referee procedures and for the arbitration will be English, and that the Parties shall mutually agree as to the location where any of the foregoing proceedings shall take place.  Notwithstanding any other provision of this Agreement, either party shall be entitled to seek injunctive or other provisional relief from any court of competent jurisdiction at any time prior to, during or after any pre-arbitral referee procedure or arbitration proceeding initiated under this Section 10.

WEYLAND TECH  INC.

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/s/ Brent Y Suen, CEO - Weyland Tech Inc.

AURUM DIGITAL, INC.

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/s/ Corey J. Sandberg, President, Aurum Digital, Inc.